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                                                                    EXHIBIT 10.2

                       SUPPLEMENT TO EMPLOYMENT AGREEMENT


         This Supplement to Employment Agreement (this "Supplement") is made as of the 9th day of March, 1999, by and between United Bank (the "Bank") and Robert R. Jones, III ("Jones"), and is joined by United Bancorporation of Alabama, Inc. ("UBA").

         WHEREAS, the Bank and Jones are parties to that certain Employment Agreement made and entered into as of January 1, 1998, (the "Employment Agreement"); and

         WHEREAS, pursuant to the Employment Agreement UBA has granted options to purchase Class A Common Stock of UBA ("Stock") to Jones pursuant to the 1998 Stock Option Plan of United Bancorporation of Alabama, Inc. (the "Plan"); and

         WHEREAS, the Stock Option Committee of the Board of Directors of UBA (the "Committee"), which administers the Plan, has determined that certain future grants of incentive stock options ("ISOs") should be made to Jones pursuant to the Plan, and the respective Boards of Directors of UBA and the Bank have approved such future grants; and

         WHEREAS, the Bank, Jones and UBA desire to make provisions for the accelerated grant of such ISOs in certain circumstances, consistent with the Plan and the objectives of the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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                  1. UBA agrees that no later than December 22 of each year
         beginning in 1999 and ending in 2002, UBA will grant an ISO covering two thousand forty (2,040) shares of Stock, pursuant to the Plan. Each such ISO grant will specify an exercise price equal to the then-current fair market value of Stock, and each such ISO will be exercisable in five equal installments, the first such installment becoming exercisable on the date of grant, and each of the four subsequent installments becoming exercisable on successive anniversaries of the date of grant. Each such ISO will otherwise contain terms and conditions equivalent to those set forth in the Incentive Stock Option Grant Agreement made by Jones and UBA as of December 22, 1998.

                  2. UBA further agrees that, with respect to any ISOs described in Section 1 above which have not been granted prior to a Change of Control (as defined in Section 21 of the Employment Agreement), UBA shall, as early as practicable in advance of the Change of Control and in any event as of the date immediately before the date on which the Change of Control occurs, grant to Jones all such ISOs which had not been previously granted, on the terms and conditions set forth above except that the exercise price for all such ISOs shall be the then-current fair market value of Stock, and that all such options shall be immediately exercisable as to all shares of Stock covered thereby.

                  3. The obligations of UBA to grant ISOs as set forth above are contingent upon stockholder approval of the Plan, and the obligation to grant any particular ISO is contingent upon the continued employment of Jones pursuant to the Employment Agreement at the time for such grant.


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         IN WITNESS WHEREOF, the Bank, Jones and UBA have duly executed this
Supplement to Employment Agreement as of the day and year above.

                                         UNITED BANK


                                         By: /s/ David D. Swift
                                            -----------------------------
                                         Its: Chairman
                                              ---------------------------
Attest:


/s/ Charles E. Karrick
-------------------------
Its: Secretary

                                         UNITED BANCORPORATION OF ALABAMA, INC.


                                         By: /s/ H. Leon Esnuel
                                            -----------------------------
                                         Its: Chairman
                                              ---------------------------

Attest:


/s/ David D. Swift
-------------------------
Its:  Secretary


                                         /s/ Robert R. Jones, III
                                        ---------------------------------
                                        Robert R. Jones, III


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